Exhibit 10.3

Restricted Stock Award — Non-Employee Directors

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

TAKE-TWO INTERACTIVE SOFTWARE, INC.

2009 STOCK INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”), made as of the      day of                     , 20        , by and between Take-Two Interactive Software, Inc.(the “Company”) and                        (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Plan”), a copy of which has been delivered to the Participant, which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”); and

WHEREAS, pursuant to Section 8.1 of the Plan, the Committee may grant to Non-Employee Directors shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, such shares of Common Stock granted to the Participant hereunder are to be subject to certain restrictions prior to the vesting thereof.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               Grant of Shares.  Subject to the restrictions, terms and conditions of this Agreement, the Company granted to the Participant on               , 20       (the “Grant Date”) [                  ] shares of duly authorized, validly issued, fully paid and non-assessable Common Stock (the “Shares”).  If the Participant is a new director, to the extent required by law, the Participant shall pay to the Company the par value ($0.01) for each Share awarded to the Participant simultaneously with the execution of this Agreement.  Pursuant to Sections 2, 3(c) and 3(d) hereof, the Shares are subject to certain transfer restrictions and possible risk of forfeiture.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.               Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Restricted Stock, except as set forth in the Plan or this Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Restricted Stock in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.               Restricted Stock.

(a)                                  Retention of Certificates.  Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method pursuant to Section 8 herein.  The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4(a) of this Agreement.  Unless held in book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock.  If the Participant receives a stock dividend or extraordinary cash dividend on the Restricted Stock or the shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including that of this Section 3(a), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”

(b)                                 Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 3(a)), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that:  (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

(c)                                  Vesting.

(i)                                     The Restricted Stock shall become vested and cease to be Restricted Stock, and accordingly, the restrictions contained in Sections 2, 3(a) and 3(b) shall no longer apply (but the Shares shall remain subject to Section 5) pursuant to the following schedule, which shall be cumulative; provided that the Participant has not had a Termination at any time prior to the applicable vesting date:

Vesting Date	Number of Shares

(ii)                                  There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date; provided that no Termination has occurred prior to such date.

(iii)                               In the event of a Change in Control or in the event that the Participant ceases to be a member of the Board for any of the following reasons: (x) the Participant runs for re-election as a director at an Annual Meeting of the Company’s stockholders and is not re-elected or (y) the Participant is willing to stand for re-election at an Annual Meeting of the Company’s stockholders and is not nominated by the Board to run for re-election, then all unvested Shares shall immediately vest upon the happening of any such events.

(iv)                              When any Shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 8, in which case the Company shall upon the Participant’s request promptly issue and deliver, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4(a) hereof and deliver to the Participant such Shares and any related other RS Property (all of which is included in the term Restricted Stock), in each case free of all liens, claims and other encumbrances (other than those created by the Participant), subject to applicable withholding taxes.

(d)                                 Termination.  Except as set forth in Section 3(c)(iii) or unless otherwise provided in a written agreement between the Participant and the Company or any of its Affiliates in effect on the date hereof, upon a Termination for any reason the Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for such Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property.

(e)                                  Withholding.  The Participant shall be solely responsible for all applicable foreign, federal, state, provincial and local taxes with respect to the Restricted Stock; provided, however, that at any time the Company is required to withhold any such taxes, the Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from any amounts payable to the Participant, including, but not limited to, the right to withhold Shares otherwise deliverable to the Participant hereunder.  In addition, any statutorily required withholding obligation may be satisfied, as determined in the Committee’s sole discretion, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of Shares of Common Stock to the Company (including Shares issuable under this Agreement) equal to the statutorily required withholding obligation.

(f)                                    Section 83(b).  If the Participant properly elects (as permitted by Section 83(b) of the Code) within 30 days after the Grant Date of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the applicable Restricted Stock.  If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 3(e) hereof.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

(g)                                 Delivery Delay.  The delivery of any certificate representing the Shares or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal or state law or of any regulations of any governmental authority or any national securities exchange.

4.               Legend.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

(a)                                  “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Take-Two Interactive Software, Inc. (the “Company”) 2009 Stock Incentive Plan (as the same may be amended or supplemented from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company evidencing the award under the Plan.  Copies of such Plan and agreement are on file at the principal office of the Company.”

(b)                                 Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting dates set forth above.

5.               Securities Representations.  The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a)                                  the Participant has been advised that the participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”), currently or at the time the Participant desires to sell the Shares following the vesting of the Restricted Stock, and in this connection the Company is relying in part on the Participant’s representations set forth in this section.

(b)                                 If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)                                  If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

6.               No Obligation to Continue Service.  This Agreement is not an agreement of employment or consulting services.  This Agreement does not guarantee that the Company or its Affiliates will retain, or continue to retain the Participant as a director or in any other capacity during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s service or compensation.

7.               Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

8.               Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal or state law, the Company may, issue the Restricted Stock in the form of uncertificated shares.  Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

9.               Rights as a Stockholder.  The Participant shall have all rights of a stockholder with respect to the Restricted Stock, except with respect to the right to Transfer any shares of Restricted Stock during the Restriction Period or except as otherwise specifically provided for in this Agreement or the Plan.

10.         Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement and the Plan contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

11.         Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

Attention:

Facsimile:

If to the Participant, to the address for the Participant on file with the Company;

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

12.       Acceptance.  As required by Section 8.2(b) of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).  In the event that the Restricted Stock is not accepted within such time period, this Agreement shall be null and void ab initio and this award of Restricted Stock shall not be valid.

13.       Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14.       Consent to Jurisdiction.  In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York.  The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 11 hereof shall be deemed effective service of process on such party.  Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

15.       Amendment.  The Board or the Committee may, subject to the terms of the Plan, at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement and may also suspend or terminate this Agreement subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.

16.       Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

17.       Miscellaneous.

(a)                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)                                 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(c)                                  Although the Company makes no guarantee with respect to the tax treatment of the Restricted Stock, the award of Restricted Stock pursuant to this Agreement is intended to be exempt from Section 409A of the Code.  With respect to any dividends and other RS Property, however, this Agreement is intended to comply with the applicable requirements of Section 409A of the Code relating to “short-term deferrals” thereunder, and shall be limited, construed and interpreted in a manner so as to comply therewith.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:

Title:

PARTICIPANT

[Name]